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                                                              EXHIBIT (8)(r)(ii)

              AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT
              ----------------------------------------------------

     This AMENDMENT NO. 1 to the ADMINISTRATIVE SERVICES AGREEMENT (the "Amendment") is made and entered into as of this 1/st/ day of January, 2004, by and among, AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), a Texas corporation ("AGL"), MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY ASSET MANAGEMENT INC.), a Delaware corporation ("MSDWIM"), MILLER ANDERSON & SHERRERD, LLP, a Pennsylvania limited partnership ("MAS") (each of MSDWIM and MAS are referred to herein as an "Adviser" and collectively as, the "Advisers").

     WHEREAS, the parties desire to amend the Agreement to (i) add to Schedule Two of the Agreement the Contracts of the Company relating to the Platinum Investor FlexDirector Variable Life Insurance Policies ("Platinum FlexDirector"), the Platinum Investor Immediate Variable Annuities ("Platinum Investor IVA"), the Platinum Investor III Variable Life Insurance Policies ("Platinum Investor III"), Platinum Investor PLUS Variable Life Insurance Policies ("Platinum Investor PLUS"), and the Platinum Investor Survivor II Variable Life Insurance Policies ("Platinum Investor Survivor II").

     NOW, THEREFORE, in consideration their mutual promises, the Parties agree as follows:

     1. Schedule Two to the Agreement, a revised copy of which is attached hereto, is hereby amended and restated to add Platinum Investor FlexDirector, Platinum Investor IVA, Platinum Investor III, Platinum Investor PLUS and Platinum Investor Survivor II.

     2. Except as amended hereby the Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.


AMERICAN GENERAL LIFE INSURANCE COMPANY


By:
   -------------------------------------
Name:
Title:


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MORGAN STANLEY INVESTMENT
MANAGEMENT INC. (formerly,
MORGAN STANLEY ASSET
MANAGEMENT INC.)


By:
   -------------------------------------
Name:
Title


MILLER, ANDERSON & SHERRERD, LLP


By:
   -------------------------------------
Name:
Title:


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                                  SCHEDULE TWO

                  VARIABLE LIFE INSURANCE AND ANNUITY CONTRACTS
                             COVERED UNDER AGREEMENT
                            (as of January 15, 2004)

1.  Generations combinations Fixed and Variable Annuity
    Form Nos. 95020 and 95021)

2. Platinum I and Platinum II Flexible Premium Variable Life Insurance Policies (Form Nos. 97600 and 97610)

3.  Legacy Plus Flexible Premium Variable Life Insurance Policies
    (Form No. 98615)

4.  Platinum Investor Variable Annuity
    (Form No. 98020)

5.  Corporate America - Variable Life Insurance Policies
    (Form No. 99301)

6.  Platinum Investor Survivor Variable Life Insurance Policies
    (Form No. 99206)

7. Platinum Investor FlexDirector Variable Life Insurance Policies (Form No. 03601)

8.  Platinum Investor Immediate Variable Annuities
    (Form No. 03017)

9.  Platinum Investor III Variable Life Insurance Policies
    (Form No. 00600)

10. Platinum Investor PLUS Variable Life Insurance Policies
    (Form No. 02600)

11. Platinum Investor Survivor II Variable Life Insurance Policies (Form No. 01206)

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